 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2021

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

654 N. Sam Houston Parkway E., Suite 400, Houston, Texas	77060-5914
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-878-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ENG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Registered Direct Offering

On June 1, 2021, ENGlobal Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) which provides for the sale and issuance by the Company to certain institutional investors of an aggregate of 7,142,859 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an offering price of $2.80 per share in a registered direct offering (the “Registered Offering”) priced at-the-market under NASDAQ rules for gross proceeds of approximately $20 million before deducting A.G.P./Alliance Global Partners’ (the “Placement Agent”) fees and related offering expenses. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. The Company intends to use the net proceeds of the offering for working capital and general corporate purposes.

On June 1, 2021, the Company also entered into a placement agency agreement (the “Placement Agency Agreement”) with the Placement Agent. Pursuant to the terms of the Placement Agency Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Shares at a purchase price of $2.80 per share. The Company will pay the Placement Agent a cash fee equal to 6.0% of the gross proceeds generated from the sale of the Shares and reimburse the Placement Agent for certain of its expenses in an amount not to exceed $30,000.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Registered Offering is being made pursuant to a Registration Statement (No. 333-252572) on Form S-3, which was filed by the Company with the Securities and Exchange Commission on January 29, 2021, and declared effective on March 19, 2021, as supplemented by a prospectus supplement dated June 1, 2021.

The Placement Agency Agreement and Purchase Agreement are filed as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agency Agreement and Purchase Agreement are qualified in their entirety by reference to such exhibits.

Item 8.01 Other Events

The Company issued a press release announcing the Registered Offering on June 2, 2021. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The Company is filing the opinion of its counsel, Holland & Hart LLP, as Exhibit 5.1 hereto, regarding the legality of the Shares covered by the Purchase Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
1.1	Placement Agency Agreement dated June 1, 2021, between ENGlobal Corporation and A.G.P./Alliance Global Partners
5.1	Opinion of Holland & Hart LLP
10.1	Securities Purchase Agreement dated June 1, 2021, by and among ENGlobal Corporation and the purchasers identified on the signature pages thereto
23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1)
99.1	Press Release dated June 2, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation
(Registrant)

June 3, 2021	/s/ Darren W. Spriggs
(Date)	Darren W. Spriggs, Chief Financial Officer, Treasurer and Corporate Secretary